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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

               We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Trikon Technologies, Inc. for the registration of 1,018,523 shares of its common stock and to the incorporation by reference therein of our report dated March 27, 2001, with respect to the consolidated financial statements and schedule of Trikon Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                                 ERNST & YOUNG

Bristol, England

June 22, 2001